Exhibit 99.1
For Immediate Release
For more information, contact:
Anthony (Tony) Cristello
Standard Motor Products, Inc.
(972) 316-8107
investors@smpcorp.com

Standard Motor Products, Inc. Releases
Second Quarter 2025 Results and Quarterly Dividend

•Second quarter net sales of $493.9 million up 26.7%, and up 3.5% excluding Nissens
•Second quarter adjusted EBITDA margin increased 190 basis points to 12.0%
•Adjusted Q2 diluted earnings per share of $1.29 increased 31.6% from last year
•Raising full-year sales guidance to low 20’s percent growth range, including Nissens, reflecting strong first half results

New York, NY, August 5, 2025......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, reported today its consolidated financial results for the three and six months ended June 30, 2025.

Net sales for the second quarter of 2025 were $493.9 million, compared to consolidated net sales of $389.8 million during the same quarter in 2024. Earnings from continuing operations for the second quarter of 2025 were $26.3 million or $1.17 per diluted share, compared to earnings of $18.0 million or $0.81 per diluted share in the second quarter of 2024. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the second quarter of 2025 were $28.9 million or $1.29 per diluted share, compared to $21.7 million or $0.98 per diluted share in the second quarter of 2024.

Consolidated net sales for the six months ended June 30, 2025, were $907.2 million, compared to consolidated net sales of $721.2 million during the comparable period in 2024. Earnings from continuing operations for the six months ended June 30, 2025, were $40 million or $1.79 per diluted share, compared to $27.8 million or $1.25 per diluted share in the comparable period of 2024. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the six months ended June 30, 2025 and 2024 were $46.9 million or $2.10 per diluted share and $31.7 million or $1.42 per diluted share, respectively.

Mr. Eric Sills, Standard Motor Products’ Chairman and Chief Executive Officer stated, “We are very pleased with our strong second quarter results, especially following our record quarter last year. Sales for the quarter increased nearly 27%, or 3.5% excluding the impact of Nissens Automotive (Nissens). This reflects an ongoing trend, as year-to-date we are up 26%, or 4.1% excluding Nissens. Additionally, adjusted diluted earnings per share grew 31.6% for the quarter and 47.9% for the year.”
Segment Highlights
North American Aftermarket Segments
•Vehicle Control sales rose nearly 7% in the second quarter, continuing the momentum from the first quarter. Strong customer order activity and solid sell-through underscore the non-discretionary nature of our products.

•Temperature Control sales increased 5.5%, despite a challenging comparison to last year’s 28% second-quarter growth. We believe this year’s early pre-season orders positioned our customers well for the start of the selling season. Year-to-date, the segment is up 12.3%, building on last year’s 15.8% growth for the same period.

Nissens
Our newest segment, Nissens, posted another solid quarter as it contributed sales of $90.5 million, with an adjusted EBITDA margin of 18.0%, ahead of our full-year expectations of mid-teens. Nissens continues to outperform in its markets and is enjoying some of the same weather-related tailwinds as in the U.S.
Eight months into the acquisition, integration efforts are in full stride with many initiatives tracking ahead of plan. We remain very confident in achieving our initial target of $8-12 million in run-rate cost reduction synergies within 24 months of ownership. Additionally, we have now begun implementing growth synergies, launching over 800 new items in North America.

Engineered Solutions
Sales in the Engineered Solutions segment declined 8.3% year-over-year, reflecting continued softness in certain end markets. While we expect general weakness to continue in the near term, we believe demand has stabilized, and second half comparisons become easier.

Profitability & Balance Sheet

Adjusted EBITDA increased to $59.1 million, up from $39.5 million last year, driven by strong performance in our North American aftermarket segments as well as the $16.3 million contributed from Nissens. Adjusted EBITDA margin climbed 190 basis points to 12.0%, due to the higher rate of Nissens, leverage on the solid sales from our North American aftermarket segments, and ongoing cost containment actions. We remain focused on our cost savings initiatives and continue to look at ways to drive margin improvement going forward.

From a balance sheet perspective, our cash flows and borrowings were in line with expectations. Total net debt at quarter-end stood at $577.8 million, primarily reflecting additional borrowings related to our Nissens acquisition and seasonal working capital build. Our debt leverage declined in the quarter on the strength of our results, and we continue to target getting debt levels to 2.0x Adjusted EBITDA by the end of 2026.

New Distribution Center
During the quarter, we officially opened our new 575,000 square foot state-of-the-art distribution center (DC) in Shawnee, Kansas. This facility increases our total distribution footprint by over 200,000 net square feet, and provides a centralized location that offers coverage across the United States. The Shawnee facility will enhance our overall distribution capabilities and better serve our customers’ increasing fulfillment needs. We will be ramping up over the balance of the year and intend to exit the Edwardsville DC by year-end and sell the facility thereafter.

Tariff Impact & Mitigation
On tariffs, we believe our diverse global footprint provides us with a competitive advantage. Over half of our U.S. sales are from North American-made, USMCA-compliant products, which are largely tariff-free. For products sourced from other regions, we are implementing our mitigation plan as previously described, which includes cost containment through cost-sharing with our suppliers, re-sourcing to lower-tariffed countries, and lastly from pass-through pricing to our customers. As there is a timing delay between costs incurred and pass-throughs to customers, we did experience some tariff costs in the second quarter without the offsetting pricing. We expect ongoing costs to be offset with pricing going forward. We continue to monitor the shifting tariff landscape, and plan to implement any changes as necessary.

Updated 2025 Guidance
We are raising our full year sales growth guidance to the low-20’s percent range, up from our prior mid-teens expectation, and we reaffirm our adjusted EBITDA margin outlook of 10-11%. Note that our revised guidance now includes the impact of tariffs as they stand as of the end of the second quarter, and includes both pricing and other mitigating actions to offset higher costs. While passing through tariff pricing at our cost creates margin rate compression, we’re pleased to see sales growth and other initiatives offset this headwind and allow us to reaffirm EBITDA guidance.
Dividends
The Board of Directors has approved payment of a quarterly dividend of 31 cents per share on the common stock outstanding, which will be paid on September 2, 2025, to stockholders of record on August 15, 2025.

Closing Remarks
In closing, Mr. Sills commented, “The first half of 2025 exceeded our expectations despite the volatile macroeconomic environment. Our North American aftermarket segments delivered the strongest first half in our history, demonstrating the strength of our market position and the resilience of our industry. Nissens continued to deliver an above market growth rate and holds a market leading position in Europe, supported by the same favorable dynamics we see in the North American aftermarket. We are excited about our future path and remain optimistic about our long-term potential, led by growth and savings synergies with Nissens, along with our ongoing efforts to gain efficiencies and savings across our operations. I would like to thank our employees for their hard work and commitment to our continued success.”

Conference Call
Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Tuesday, August 5, 2025. This call will be webcast and can be accessed on our website at www.smpcorp.com and clicking on the SMP Q2'25 Earnings Call Webcast link. Investors may also listen to the call by dialing 800-343-4136 (domestic) or 203-518-9843 (international). The conference call ID code is SMP2Q2025. Our playback will be made available for dial in immediately following the call. For those choosing to listen to the replay by webcast, the link should be active on our website within 24 hours after the call. The playback number is 800-759-0728 (domestic) or 402-220-7229 (international).

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

Standard Motor Products, Inc.
Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share data, unaudited)	2025	2024	2025	2024
Net sales	$493,853	$389,829	$907,232	$721,232
Cost of sales	342,964	278,382	631,621	520,263
Gross profit	150,889	111,447	275,611	200,969
Selling, general and administrative expenses	107,520	83,885	207,365	158,618
Restructuring expenses	582	2,559	1,255	2,751
Other income (expense), net	49	(17)	307	5
Operating income	42,836	24,986	67,298	39,605
Other non-operating income, net	1,875	2,199	4,123	3,018
Interest expense	8,295	2,752	16,056	4,819
Earnings from continuing operations before income taxes	36,416	24,433	55,365	37,804
Provision for income taxes	9,821	6,109	14,890	9,451
Earnings from continuing operations	26,595	18,324	40,475	28,353
Loss from discontinued operations, net of income taxes	(1,058)	(917)	(2,197)	(1,956)
Net earnings	25,537	17,407	38,278	26,397
Net earnings attributable to noncontrolling interest	295	344	470	510
Net earnings attributable to SMP	$25,242	$17,063	$37,808	$25,887

Net earnings (loss) attributable to SMP
Continuing operations	$26,300	$17,980	$40,005	$27,843
Discontinued operations	(1,058)	(917)	(2,197)	(1,956)
Net earnings attributable to SMP	$25,242	$17,063	$37,808	$25,887

Per common share data
Basic:
Continuing operations	$1.20	$0.83	$1.82	$1.27
Discontinued operations	(0.05)	(0.05)	(0.10)	(0.09)
Net earnings attributable to SMP per common share	$1.15	$0.78	$1.72	$1.18

Diluted:
Continuing operations	$1.17	$0.81	$1.79	$1.25
Discontinued operations	(0.04)	(0.04)	(0.10)	(0.09)
Net earnings attributable to SMP per common share	$1.13	$0.77	$1.69	$1.16

Dividend declared per common share	$0.31	$0.29	$0.62	$0.58

Weighted average number of common shares, basic	21,984,492	21,767,526	21,935,921	21,845,678
Weighted average number of common shares, diluted	22,423,208	22,185,536	22,359,693	22,277,590

Standard Motor Products, Inc.
Segment Revenues

	Three Months Ended June 30,		Six Months Ended June 30,

(in thousands, unaudited)	2025	2024	2025	2024
Vehicle Control
Engine Management (Ignition, Emissions and Fuel Delivery)	$128,233	$115,529	$246,599	$231,614
Electrical and Safety	56,828	57,128	115,147	109,535
Wire Sets and Other	16,638	16,084	32,295	33,116
Total Vehicle Control	201,699	188,741	394,041	374,265

Temperature Control
AC System Components	104,777	99,970	171,968	149,930
Other Thermal Components	26,588	24,511	48,280	46,159
Total Temperature Control	131,365	124,481	220,248	196,089

Nissens Automotive
Air Conditioning	40,441	—	67,607	—
Engine Cooling	35,082	—	62,855	—
Engine Efficiency	15,014	—	26,257	—
Total Nissens Automotive	90,537	—	156,719	—

Engineered Solutions
Light Vehicle	21,780	24,686	43,184	46,489
Commercial Vehicle	21,836	23,483	40,441	46,391
Construction/Agriculture	9,584	9,473	18,992	19,549
All Other	17,052	18,965	33,607	38,449
Total Engineered Solutions	70,252	76,607	136,224	150,878

Total	$493,853	$389,829	$907,232	$721,232

.

Standard Motor Products, Inc.
Segment Operating Profit

	Three Months Ended June 30,				Six Months Ended June 30,

(in thousands, unaudited; percentage of net sales)	2025		2024		2025		2024
Gross Margin
Vehicle Control	$60,648	30.1%	$59,969	31.8%	$122,809	31.2%	$118,868	31.8%
Temperature Control	42,363	32.2%	36,609	29.4%	69,961	31.8%	56,298	28.7%
Nissens Automotive	36,815	40.7%	—	—%	64,653	41.3%	—	—%
Engineered Solutions	12,689	18.1%	14,869	19.4%	24,398	17.9%	25,803	17.1%
All Other	—		—		—		—
Subtotal	$152,515	30.9%	$111,447	28.6%	$281,821	31.1%	$200,969	27.9%
Acquisition & Integration Expenses	(1,626)	-0.3%	—	—%	(6,210)	-0.7%	—	—%
Gross Margin	$150,889	30.6%	$111,447	28.6%	$275,611	30.4%	$200,969	27.9%

Selling, General & Administrative
Vehicle Control	$43,564	21.6%	$43,844	23.2%	$87,399	22.2%	$87,102	23.3%
Temperature Control	22,840	17.4%	23,165	18.6%	42,663	19.4%	40,765	20.8%
Nissens Automotive	23,985	26.5%	—	—%	44,239	28.2%	—	—%
Engineered Solutions	8,718	12.4%	8,676	11.3%	17,232	12.6%	17,367	11.5%
All Other	7,139		5,789		13,995		10,973
Subtotal	$106,246	21.5%	$81,474	20.9%	$205,528	22.7%	$156,207	21.7%
Acquisition & Integration Expenses	1,274	0.3%	2,411	0.6%	1,837	0.2%	2,411	0.3%
Selling, General & Administrative	$107,520	21.8%	$83,885	21.5%	$207,365	22.9%	$158,618	22.0%

Operating Income
Vehicle Control	$17,084	8.5%	$16,125	8.5%	$35,410	9.0%	$31,766	8.5%
Temperature Control	19,523	14.9%	13,444	10.8%	27,298	12.4%	15,533	7.9%
Nissens Automotive	12,830	14.2%	—	—%	20,414	13.0%	—	—%
Engineered Solutions	3,971	5.7%	6,193	8.1%	7,166	5.3%	8,436	5.6%
All Other	(7,139)		(5,789)		(13,995)		(10,973)
Subtotal	$46,269	9.4%	$29,973	7.7%	$76,293	8.4%	$44,762	6.2%
Restructuring & Integration	(582)	-0.1%	(2,559)	-0.7%	(1,255)	-0.1%	(2,751)	-0.4%
Acquisition & Integration Expenses	(2,900)	-0.6%	(2,411)	-0.6%	(8,047)	-0.9%	(2,411)	-0.3%
Other Income, Net	49	—%	(17)	—%	307	—%	5	—%
Operating Income	$42,836	8.7%	$24,986	6.4%	$67,298	7.4%	$39,605	5.5%

Standard Motor Products, Inc.
Reconciliation of GAAP and Non-GAAP Measures
(In thousands, except per share amounts, unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Earnings from Continuing Operations Attributable To SMP
GAAP Earnings from Continuing Operations	$26,300	$17,980	$40,005	$27,843

Restructuring Expenses	582	2,559	1,255	2,751
Acquisition & Integration Expenses	2,900	2,411	8,047	2,411
Income Tax Effect Related To Reconciling Items	(906)	(1,292)	(2,419)	(1,342)
Non-GAAP Earnings from Continuing Operations	$28,876	$21,658	$46,888	$31,663

Diluted Earnings Per Share from Continuing Operations Attributable to SMP
GAAP Diluted Earnings Per Share from Continuing Operations	$1.17	$0.81	$1.79	$1.25
Restructuring Expenses	0.03	0.12	0.06	0.12
Acquisition & Integration Expenses	0.13	0.11	0.36	0.11
Income Tax Effect Related To Reconciling Items	(0.04)	(0.06)	(0.11)	(0.06)
Non-GAAP Diluted Earnings Per Share from Continuing Operations	$1.29	$0.98	$2.10	$1.42

Operating Income
GAAP Operating Income	$42,836	$24,986	$67,298	$39,605

Restructuring Expenses	582	2,559	1,255	2,751
Acquisition & Integration Expenses	2,900	2,411	8,047	2,411	Last Twelve Months Ended
Other Income (Expense), Net	(49)	17	(307)	(5)	June 30,		Year Ended
Non-GAAP Operating Income	$46,269	$29,973	$76,293	$44,762	2025	2024	December 31, 2024

EBITDA without Special Items
GAAP Earnings from Continuing Operations Before Taxes	$36,416	$24,433	$55,365	$37,804	$91,550	$77,714	$73,989

Depreciation and Amortization	10,925	7,318	21,192	14,619	37,986	29,512	31,413
Interest Expense	8,295	2,752	16,056	4,819	24,749	10,961	13,512
EBITDA	55,636	34,503	92,613	57,242	154,285	118,187	118,914

Restructuring Expenses	582	2,559	1,255	2,751	6,172	4,187	7,668
Acquisition & Integration Expenses	2,900	2,411	8,047	2,411	19,112	2,411	13,476
Special Items	3,482	4,970	9,302	5,162	25,284	6,598	21,144

EBITDA without Special Items	$59,118	$39,473	$101,915	$62,404	$179,569	$124,785	$140,058

Management believes that Non-GAAP earnings from continuing operations and Non-GAAP diluted earnings per share from continuing operations which are attributable to SMP, and Non-GAAP operating income and EBITDA without special items, each of which are Non-GAAP measurements and are adjusted for special items, are meaningful to investors because they provide a view of the company with respect to ongoing operating results. Special items represent significant charges or credits that are important to an understanding of the company's overall operating results in the periods presented. Such Non-GAAP measurements are not recognized in accordance with generally accepted accounting principles and should not be viewed as an alternative to GAAP measures of performance.

Standard Motor Products, Inc.
Reconciliation of GAAP and Non-GAAP Measures by Segments
	Three Months Ended June 30, 2025
(In thousands, unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	All Other	Consolidated
Operating Income
GAAP Operating Income	$16,540	$19,536	$10,034	$3,954	$(7,228)	$42,836

Restructuring Expenses	479	53	—	39	11	582
Acquisition & Integration Expenses	—	—	2,822	—	78	2,900
Other (Income) Expense, Net	65	(66)	(26)	(22)	—	(49)
Non-GAAP Operating Income	$17,084	$19,523	$12,830	$3,971	$(7,139)	$46,269

EBITDA without Special Items
GAAP Earnings from Continuing Operations Before Taxes	$15,449	$19,602	$4,653	$3,988	$(7,276)	$36,416

Depreciation and Amortization	4,070	784	3,325	2,427	319	10,925
Interest Expense	1,546	762	5,513	543	(69)	8,295
EBITDA	21,065	21,148	13,491	6,958	(7,026)	55,636

Restructuring Expenses	479	53	—	39	11	582
Acquisition & Integration Expenses	—	—	2,822	—	78	2,900
Special Items	479	53	2,822	39	89	3,482

EBITDA without Special Items	$21,544	$21,201	$16,313	$6,997	$(6,937)	$59,118
% of Net Sales	10.7%	16.1%	18.0%	10.0%		12.0%

	Three Months Ended June 30, 2024
(In thousands, unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	All Other	Consolidated
Operating Income
GAAP Operating Income	$15,116	$13,197	$—	$5,812	$(9,139)	$24,986

Restructuring Expenses	1,009	247	—	364	939	2,559
Acquisition & Integration Expenses	—	—	—	—	2,411	2,411
Other Income, Net	—	—	—	17	—	17
Non-GAAP Operating Income	$16,125	$13,444	$—	$6,193	$(5,789)	$29,973

EBITDA without Special Items
GAAP Earnings from Continuing Operations Before Taxes	$13,067	$13,978	$—	$6,529	$(9,141)	$24,433

Depreciation And Amortization	3,606	780	—	2,463	469	7,318
Interest Expense	1,899	726	—	706	(579)	2,752
EBITDA	18,572	15,484	—	9,698	(9,251)	34,503

Restructuring Expenses	1,009	247	—	364	939	2,559
Acquisition & Integration Expenses	—	—	—	—	2,411	2,411
Special Items	1,009	247	—	364	3,350	4,970

EBITDA without Special Items	$19,581	$15,731	$—	$10,062	$(5,901)	$39,473
% of Net Sales	10.4%	12.6%	—%	13.1%		10.1%
Management believes that Non-GAAP operating income and EBITDA without special items, each of which are Non-GAAP measurements and are adjusted for special items, are meaningful to investors because they provide a view of the company with respect to ongoing operating results. Special items represent significant charges or credits that are important to an understanding of the company's overall operating results in the periods presented. Such Non-GAAP measurements are not recognized in accordance with generally accepted accounting principles and should not be viewed as an alternative to GAAP measures of performance.

Standard Motor Products, Inc.
Reconciliation of GAAP and Non-GAAP Measures by Segments
	Six Months Ended June 30, 2025
(In thousands, unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	All Other	Consolidated
Operating Income
GAAP Operating Income	$34,322	$27,436	$12,621	$7,130	$(14,211)	$67,298

Restructuring Expenses	1,005	189	—	59	2	1,255
Acquisition & Integration Expenses	—	—	7,833	—	214	8,047
Other (Income) Expense, Net	83	(327)	(40)	(23)	—	(307)
Non-GAAP Operating Income	$35,410	$27,298	$20,414	$7,166	$(13,995)	$76,293

EBITDA without Special Items
GAAP Earnings from Continuing Operations Before Taxes	$32,495	$27,550	$2,502	$7,419	$(14,601)	$55,365

Depreciation and Amortization	7,739	1,562	6,312	4,927	652	21,192
Interest Expense	2,553	1,301	11,133	1,002	67	16,056
EBITDA	42,787	30,413	19,947	13,348	(13,882)	92,613

Restructuring Expenses	1,005	189	—	59	2	1,255
Acquisition & Integration Expenses	—	—	7,833	—	214	8,047
Special Items	1,005	189	7,833	59	216	9,302

EBITDA without Special Items	$43,792	$30,602	$27,780	$13,407	$(13,666)	$101,915
% of Net Sales	11.1%	13.9%	17.7%	9.8%		11.2%

	Six Months Ended June 30, 2024
(In thousands, unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	All Other	Consolidated
Operating Income
GAAP Operating Income	$30,656	$15,228	$—	$8,044	$(14,323)	$39,605

Restructuring Expenses	1,110	305	—	397	939	2,751
Acquisition & Integration Expenses	—	—	—	—	2,411	2,411
Other Income, Net	—	—	—	(5)	—	(5)
Non-GAAP Operating Income	$31,766	$15,533	$—	$8,436	$(10,973)	$44,762

EBITDA without Special Items
GAAP Earnings from Continuing Operations Before Taxes	$27,382	$15,866	$—	$8,875	$(14,319)	$37,804

Depreciation And Amortization	7,131	1,678	—	4,932	878	14,619
Interest Expense	3,326	1,257	—	1,370	(1,134)	4,819
EBITDA	37,839	18,801	—	15,177	(14,575)	57,242

Restructuring Expenses	1,110	305	—	397	939	2,751
Acquisition & Integration Expenses	—	—	—	—	2,411	2,411
Special Items	1,110	305	—	397	3,350	5,162

EBITDA without Special Items	$38,949	$19,106	$—	$15,574	$(11,225)	$62,404
% of Net Sales	10.4%	9.7%	—%	10.3%		8.7%
Management believes that Non-GAAP operating income and EBITDA without special items, each of which are Non-GAAP measurements and are adjusted for special items, are meaningful to investors because they provide a view of the company with respect to ongoing operating results. Special items represent significant charges or credits that are important to an understanding of the company's overall operating results in the periods presented. Such Non-GAAP measurements are not recognized in accordance with generally accepted accounting principles and should not be viewed as an alternative to GAAP measures of performance.

Standard Motor Products, Inc.
Condensed Consolidated Balance Sheets

(In thousands)	June 2025	June 2024	December 2024
	Unaudited	Unaudited
ASSETS
Cash	$58,792	$26,156	$44,426

Accounts Receivable, Gross	335,047	247,989	216,191
Allowance For Expected Credit Losses	7,777	8,672	5,472
Accounts Receivable, Net	327,270	239,317	210,719

Inventories	638,594	508,183	624,913
Unreturned Customer Inventory	18,567	18,119	16,163
Other Current Assets	21,841	24,880	25,703
Total Current Assets	1,065,064	816,655	921,924

Property, Plant And Equipment, Net	183,508	131,921	168,735
Operating Lease Right-of-use Assets	111,731	99,121	109,899
Goodwill	256,266	134,476	241,418
Customer Relationships Intangibles, Net	221,024	72,069	210,430
Other Intangibles, Net	99,326	15,528	90,540
Deferred Income Taxes	15,545	40,287	13,199
Investment In Unconsolidated Affiliates	23,495	25,615	24,842
Other Assets	31,389	38,656	33,139
Total Assets	$2,007,348	$1,374,328	$1,814,126

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Portion Of Revolving Credit Facility	$10,000	$—	$10,800
Current Portion Of Term Loan And Other Debt	20,818	5,030	16,317
Accounts Payable	171,356	105,094	148,009
Accrued Customer Returns	75,207	53,102	46,471
Accrued Core Liability	12,040	16,017	12,807
Accrued Rebates	76,274	54,280	76,168
Payroll And Commissions	38,573	32,404	40,964
Sundry Payables And Accrued Expenses	88,147	66,239	84,936
Total Current Liabilities	492,415	332,166	436,472

Long-term Debt	605,811	203,162	535,197
Noncurrent Operating Lease Liability	99,770	88,820	98,214
Accrued Asbestos Liabilities	30,527	66,357	84,568
Other Liabilities	75,366	29,501	29,593
Total Liabilities	1,303,889	720,006	1,184,044

Total SMP Stockholders' Equity	688,619	640,018	615,745
Noncontrolling Interest	14,840	14,304	14,337
Total Stockholders' Equity	703,459	654,322	630,082

Total Liabilities And Stockholders' Equity	$2,007,348	$1,374,328	$1,814,126

Standard Motor Products, Inc.
Condensed Consolidated Statements of Cash Flows

	Six Months Ended
	June 30,
(In thousands, unaudited)	2025	2024
Cash Flows From Operating Activities
Net Earnings	$38,278	$26,397
Adjustments To Reconcile Net Earnings To Net Cash Used In Operating Activities:
Depreciation And Amortization	21,192	14,619
Other	11,798	7,516
Change In Assets And Liabilities:
Accounts Receivable	(108,180)	(81,060)
Inventory	(3,217)	(3,641)
Accounts Payable	17,068	(2,168)
Prepaid Expenses And Other Current Assets	5,816	2,757
Sundry Payables And Accrued Expenses	15,863	29,966
Other	(4,521)	(4,525)
Net Cash Used In Operating Activities	(5,903)	(10,139)

Cash Flows From Investing Activities
Capital Expenditures	(19,295)	(22,941)
Other Investing Activities	2,972	18
Net Cash Used In Investing Activities	(16,323)	(22,923)

Cash Flows From Financing Activities
Net Change In Debt	45,868	51,986
Purchase Of Treasury Stock	—	(10,409)
Dividends Paid	(13,592)	(12,706)
Other Financing Activities	348	(400)
Net Cash Provided By Financing Activities	32,624	28,471

Effect Of Exchange Rate Changes On Cash	3,968	(1,779)
Net Increase (Decrease) In Cash	14,366	(6,370)
Cash At Beginning Of Period	44,426	32,526
Cash At End Of Period	$58,792	$26,156